Exhibit 10.5
July 20, 2006
Buffalo Ridge Ethanol
c/o Matt Sederstrom
Fagen Inc.
501 W. Hwy 212, PO Box 159
Granite Falls, Minnesota 56241
RE: Ethanol Plant Design Survey
Buffalo Ridge Ethanol
Dear Matt:
Thank you for the opportunity to submit this proposal for design survey services for the above ethanol plant project.
It is our understanding that the exact location for the plant has not yet been determined. However, it is to be located in either northwest Iowa or southwest Minnesota. It is further understood that the total land parcels involved is not exactly known at this time.
Once a site has been determined, the scope of services typically is broken into two phases: design survey and land survey. The design survey includes gathering detailed topographic surface and utility features to provide the basis of design for the project. The land survey leads to the legal documents which described the boundaries of the property. More specifically, the scope of work for the above is as follows:
1.	Design Survey
•	Detailed survey of land surface features including roads, railroad tracks, fences, culverts, vegetation and structures.

•	Detailed survey of utilities as located by the locating service.

•	Drafting of survey data.

•	Electronic file package to be sent to Fagen for design.
2.	Land Survey
•	Property research.

•	Determination of property boundaries.

•	Setting property pins.

•	Developing plat of survey.
All above work is performed with state of the art equipment including GPS.

YAGGY
COLBY

ASSOCIATES

ENGINEERS

ARCHITECTS

LANDSCAPE
ARCHITECTS

SURVEYORS

PLANNERS

Mason City Office:

215 North Adams
Mason City, IA 50401
641-424-6344
641-424-0351 Fax

Rochester Office:
507-288-6464

Mpls/St. Paul Office:
651-437-2909

Delafield Office:
262-646-6855

Buffalo Ridge Ethanol
c/o Matt Sederstrom
July 20, 2006

Yaggy Colby Associates has performed such surveys for ethanol plants in Minnesota and Iowa. The typical fee range can be as follows based on location and size of the property.
1.	Design Survey — $8,500 — $14,000

2.	Land Survey — $9,500 — $15,000
This work is typically done on an hourly rate basis. For your convenience a Compensation Schedule is enclosed.
The above fees are typically based on minimal difficulty finding section corners and access with an ATV. Once the property has been identified, a fee estimate will be provided for your approval.
Sincerely,

YAGGY COLBY ASSOCIATES

/s/ Thomas K. Madden, PE Thomas K. Madden, PE Project Engineer
enclosure
TKM/jmw
buffaloridgeethanol.doc
AUTHORIZATION
I hereby authorize Yaggy Colby Associates to proceed with the work identified herein upon submission and approval of a specific fee estimate.

/s/ Gregory Van Zanten Authorized Signature	8/2/06 Date

YAGGY COLBY ASSOCIATES
2006 COMPENSATION SCHEDULE
HOURLY LABOR RATES

Senior Project Engineer, Architect, Planner, Surveyor, Landscape Architect	$105/hour

Project Engineer, Architect, Planner, Surveyor, Landscape Architect	$95/hour

Design Engineer, Architect, Planner, Surveyor, Landscape Architect	$85/hour

Assistant Engineer, Architect, Planner, Surveyor, Landscape Architect	$75/hour

Intern Engineer, Planner, Surveyor	$65/hour

Senior Technician Design, Survey, Clerical	$75/hour

Technician I Design, Survey, Clerical	$68/hour

Technician II Design, Survey, Clerical	$61/hour

Technician III Design, Survey, Clerical	$53/hour

Technician IV Design, Survey, Clerical	$46/hour

Technician V Design, Survey, Clerical	$39/hour

Technician VI Design, Survey, Clerical	$34/hour
REIMBURSABLE EXPENSES

Mailings, Plots, Prints, Copies	Cost + 10%

Mileage: Personal Vehicle	$0.50/mile

Survey and Inspection Vehicles	$0.60/mile

Field Equipment and Materials
Robotic Total Station	$37.00/hour
G.P.S. Equipment	$37.00/hour
G.P.S. Rover	$25.00/hour
Total Station/Data Collector	$10.00/hour
Stakes, Pipe, Lath, Survey Materaisl	Cost + 10%

Outside Services, Project Fees, or Permits	Cost + 10%

Additional Expenses	Cost + 10%